Exhibit 99.1
Excerpts from Preliminary Offering Memorandum dated February 6, 2017
Our Company
We are a consumer packaged goods holding company, operating in the center-of-the-store, foodservice, ingredient, refrigerated, active nutrition and private label food categories. In February 2012, we completed our legal separation via a tax free spin-off from Ralcorp and began trading on the New York Stock Exchange under the ticker symbol “POST.”
Post operates in four reportable segments: Post Consumer Brands, Michael Foods Group, Active Nutrition and Private Brands. The Post Consumer Brands segment includes the legacy Post Foods branded ready-to-eat (“RTE”) cereal operations, and the business of MOM Brands, which we acquired in May 2015. The Michael Foods Group segment is comprised of MFI Holding Corporation (which we refer to as Michael Foods), which we acquired in June 2014 and produces value-added egg products, refrigerated potato products and cheese and other dairy case products, as well as the businesses of National Pasteurized Eggs, Inc. (which we refer to as NPE), which we acquired in October 2016, Willamette Egg Farms, LLC (which we refer to as WEF), which we acquired in October 2015, and Dakota Growers Pasta Company, Inc. (which we refer to as Dakota Growers), which we acquired in January 2014 and manufactures and distributes pasta. The Active Nutrition segment includes the businesses of Premier Nutrition Corporation (which we refer to as PNC), which we acquired in September 2013, Dymatize Enterprises, LLC (which we refer to as Dymatize), which we acquired in February 2014, as well as the PowerBar brand, which we acquired in October 2014. The Private Brands segment includes the businesses of Golden Boy Foods Ltd. (which we refer to as Golden Boy), which we acquired in February 2014 and produces private label peanut and other nut butters, as well as dried fruits and snacking nuts, Attune Foods, which produces premium natural and organic granola, cereals and snacks, and American Blanching Company, which we acquired in November 2014 and manufactures peanut butter for national brands, private label retail and industrial markets and provides peanut blanching, granulation and roasting services for the commercial peanut industry. For the fiscal year ended September 30, 2016, we generated net sales of $5,026.8 million, operating profit of $545.7 million, net loss of $3.3 million and Adjusted EBITDA of $933.9 million, and for the three months ended December 31, 2016, we generated net sales of $1,249.8 million, operating profit of $76.2 million, net earnings of $97.6 million and Adjusted EBITDA of $230.1 million.
Since 2012, we have expanded and established new platforms through acquisitions, transforming us from a single category business to a more diversified, multi-category business with dynamic growth prospects. We operate a decentralized, adaptive business model, which provides us with more strategic flexibility. Our acquisition strategy focuses on businesses with product offerings that can strengthen our current portfolio, enable us to expand into complementary categories, geographic regions or distribution channels or provide diversification of cash flows in similar channels. We aim to improve scale in our operations, thereby increasing marketing and distribution efficiencies, and enhance our presence with key retailers. We believe the consumer foods market will continue to provide opportunities for growth through acquisitions of complementary businesses, and we are currently considering several acquisition opportunities that, if completed, would significantly increase the size, scale and breadth of our businesses. There can be no assurance that we will continue to consider or pursue, or be successful in acquiring, any such businesses. To the extent we do proceed with acquisitions in the near term, we may finance the purchase price with proceeds from additional secured and/or unsecured borrowings of indebtedness, and possibly additional equity issuances. While our activities to date have primarily focused on acquisitions, we completed the divestiture of certain assets including the PowerBar Australia assets and Musashi trademark in July 2015 and the sale of Michael Foods Canadian egg business in March 2016, and we expect that future activities also could include additional divestitures of businesses or portfolio companies, under appropriate circumstances, to further our business strategies.
Our Businesses
Post Consumer Brands
Post Consumer Brands includes the cereal business which manufactures, markets and sells branded and private label RTE cereal and hot cereal products. The RTE cereal category is one of the most prominent categories in the food industry. According to Nielsen’s expanded All Outlets Combined (xAOC) information, the category was approximately $8.5 billion for the 52-week period ended December 31, 2016. We have leveraged the strength of our brands, category expertise, and over a century of institutional knowledge to create a diverse portfolio of cereals. Post Consumer Brands is the third largest seller of RTE cereals in the United States with an 18.6% share of retail dollar sales and a 21.4% share of retail pound sales for the 52-week period ended December 31, 2016, based on Nielsen’s xAOC information. Nielsen’s xAOC is representative of food, drug and mass merchandisers (including Walmart), some club retailers (including Sam’s Club and BJs), some dollar retailers (including Dollar General, Family Dollar, and Fred’s Super Dollar) and military. Our RTE cereal brands include Honey Bunches of Oats, which in total of all of the flavor varieties represents a 4.6% dollar market share of the RTE cereal category varieties for the 52-week period ended December 31, 2016. We also sell Pebbles, Great Grains, Grape-Nuts, Post Shredded Wheat, Oh’s, Honeycomb, Golden Crisp, Post Raisin Bran, Alpha-Bits, Shreddies, Malt-O-Meal, bagged cereal and Mom’s Best. Our hot cereal brands include Malt-O-Meal Hot Wheat, Coco Wheats, Better Oats and Mom’s Best Oatmeal. These products are primarily manufactured through a flexible production platform at eight owned facilities in the United States and Canada.
Michael Foods Group
Through our Michael Foods Group segment, we produce and/or distribute egg products, refrigerated potato products, cheese and other dairy case products and pasta products. Our egg products business produces and distributes numerous egg products under the Better’n Eggs, All Whites, Papetti’s, Abbotsford Farms, Emulsa, EasyEggs, Table Ready, and Davidson’s Safest Choice brands, among others. Through this business, we operate thirteen egg products production facilities in the United States, some of which are fully integrated from the production and maintenance of laying flocks through the processing of egg products. Refrigerated potato products are marketed primarily under the Simply Potatoes and Diner’s Choice brands; this business maintains a main processing facility in Minnesota, with a smaller facility located in Nevada. Our cheese and other dairy-case products are marketed principally under the Crystal Farms brand, and other trademarks include Crescent Valley, Westfield Farms and David’s Deli. Through this business, we operate a cheese packaging facility in Lake Mills, Wisconsin, which processes and packages various cheese products for the Crystal Farms brand and for various private label customers. Our pasta business, Dakota Growers, has vertically integrated durum wheat milling and pasta production capabilities and produces over 150 different shapes of pasta products at two manufacturing plants. The Michael Foods Group sells products to the foodservice, food ingredient, retail grocery and private label markets. Major customers include foodservice distributors, restaurant chains, major retail grocery chains and other packaged food manufacturers.
Active Nutrition
Our Active Nutrition segment markets and distributes premium protein beverages, bars, powders and gels under the Premier Protein, Dymatize, Supreme Protein and PowerBar brands, and ready-to-drink beverages under the Joint Juice brand. The Active Nutrition segment’s products are primarily manufactured under co-manufacturing agreements at various third party facilities located in the United States and Europe. We also own a facility in Germany that primarily manufactures products for our PowerBar brand. Our Active Nutrition products are primarily sold in club, grocery, drug, specialty and convenience stores as well as online.
Private Brands
Our Private Brands segment manufactures and distributes organic and conventional private label peanut butter and other nut butters, baking nuts, dried fruit, and trail mixes, with sales to grocery retailers and customers in the food ingredient and foodservice channels primarily in the United States and Canada. We also co-manufacture peanut butter and other nut butters for national brands, private label retail and industrial markets. Our Private Brands business also provides peanut blanching, granulation and roasting services for the commercial peanut industry.
Our Private Brands segment also includes the business of Attune Foods. Through this business we manufacture and market branded premium natural and organic cereals and snacks, including Uncle Sam high fiber cereals, Attune chocolate probiotic bars and Erewhon gluten-free cereals. Attune Foods also includes the Golden Temple, Peace Cereal, Sweet Home Farm and Willamette Valley Granola Company brands as well as a private label granola business. Attune Foods’ products are largely sold through the natural/specialty channels, as well as in the bulk foods section of both conventional and natural/specialty retailers. Our manufacturing facility in Eugene, Oregon provides us the ability to manufacture a wide variety of product and package formats. Additionally, some products are manufactured under co-manufacturing agreements at various third party facilities located in the United States.
Redemption of 7.375% and 6.75% Senior Notes
We intend to deliver notices of redemption providing for the redemption in full of the $133.0 million aggregate principal amount of 7.375% notes outstanding and the $875.0 million aggregate principal amount of 6.75% notes outstanding, with, in each case, a redemption date of March 8, 2017. The redemption price for the 7.375% notes is specified in the indenture for the 7.375% notes (and includes a premium to the principal amount of the notes), plus accrued and unpaid interest to the applicable redemption date. We estimate that the aggregate amount necessary to redeem the 7.375% notes will be approximately $138.5 million. The redemption price for the 6.75% notes is specified in the indenture for the 6.75% notes as 100% of the principal amount of the notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date.  We estimate that the aggregate amount necessary to redeem the 6.75% notes will be approximately $954.5 million. We refer to the redemption price to be paid to holders of the 7.375% notes and the 6.75% notes collectively as the "applicable redemption price."

Our obligation to redeem the 7.375% notes pursuant to the pending redemptions is not subject to the satisfaction of any conditions.  Our obligation to redeem the 6.75% notes is subject to the satisfaction or waiver, in our discretion, of the condition that we receive proceeds from this offering on terms reasonably satisfactory to us in our sole discretion, generating net proceeds in an amount that, together with cash on hand, is sufficient to effect the redemption of the 6.75% notes at the applicable redemption price and the payment of any costs, fees and expenses incurred in connection therewith. The pending redemptions are not being made by means of this offering memorandum, and nothing in this offering memorandum should be construed as an offer to purchase the 7.375% notes or the 6.75% notes. This offering is not conditioned upon consummation of the pending redemptions.

Summary Historical Financial Information
The following tables set forth certain summary historical condensed consolidated financial data for Post for each of the fiscal years in the three-year period ended September 30, 2016 and for the three months ended December 31, 2016 and 2015. The summary historical financial data set forth below should be read in conjunction with: (i) the sections entitled “Use of Proceeds” and “Capitalization,” each of which are contained elsewhere in this offering memorandum, (ii) our audited consolidated financial statements and the notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” for the fiscal year ended September 30, 2016 contained in our Annual Report on Form 10-K filed with the SEC on November 18, 2016 and incorporated by reference in this offering memorandum, and (iii) our unaudited condensed consolidated financial statements and the notes thereto, and our “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016 filed with the SEC and incorporated by reference in this offering memorandum.
The summary historical condensed consolidated financial data for each of the fiscal years in the three-year period ended September 30, 2016 have been derived from Post’s audited consolidated financial statements. The summary unaudited historical condensed consolidated financial data for Post for the three months ended December 31, 2016 and 2015 have been derived from Post’s unaudited condensed consolidated financial statements, and include, in the opinion of management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of such information. The financial data presented for the interim periods are not necessarily indicative of the results for the full fiscal year.
The summary unaudited historical consolidated financial data for the twelve months ended December 31, 2016 were calculated by subtracting the summary historical consolidated financial information for Post for the three months ended December 31, 2015 from the summary historical consolidated financial information for Post for the fiscal year ended September 30, 2016, and then adding the summary historical consolidated financial information for Post for the three months ended December 31, 2016.

	Year Ended September 30,			Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2014	2015	2016	2015	2016	2016
Statements of Operations Data:
Net sales	$2,411.1	$4,648.2	$5,026.8	$1,248.8	$1,249.8	$5,027.8
Cost of goods sold	1,789.9	3,473.8	3,479.4	886.3	870.6	3,463.7

Gross profit	621.2	1,174.4	1,547.4	362.5	379.2	1,564.1
Selling, general and administrative expenses	459.5	734.1	839.7	187.0	264.1	916.8
Amortization of intangible assets	70.8	141.7	152.6	38.1	38.9	153.4
Impairment of goodwill and other intangible assets(1)	295.6	60.8	—	—	—	—
Other operating expenses, net	3.0	25.1	9.4	4.5	—	4.9

Operating (loss) profit	(207.7)	212.7	545.7	132.9	76.2	489.0
Interest expense(2)	183.7	257.5	306.5	77.8	72.9	301.6
Loss on extinguishment of debt	—	30.0	86.4	—	—	86.4
Other expense (income)	35.5	92.5	182.9	15.9	(144.5)	22.5

(Loss) earnings before income taxes	(426.9)	(167.3)	(30.1)	39.2	147.8	78.5
Income tax (benefit) provision	(83.7)	(52.0)	(26.8)	13.7	50.2	9.7

Net (loss) earnings	(343.2)	(115.3)	(3.3)	25.5	97.6	68.8
Preferred stock dividends	(15.4)	(17.0)	(25.1)	(15.0)	(3.4)	(13.5)

Net (loss) earnings available to common shareholders	$(358.6)	$(132.3)	$(28.4)	$10.5	$94.2	$55.3

Statements of Cash Flow Data:
Depreciation and amortization	$155.8	$272.8	$302.8	$74.8	$77.1	$305.1
Cash provided by (used in):
Operating activities	183.1	451.6	502.4	88.7	(23.6)	390.1
Investing activities	(3,793.6)	(1,248.7)	(196.1)	(107.9)	(121.8)	(210.0)

	Year Ended September 30,			Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2014	2015	2016	2015	2016	2016
Financing activities	3,484.2	1,372.4	(4.5)	(19.4)	(128.4)	(113.5)
Other Financial Data:
Cash paid or advanced for business acquisitions, net of cash acquired(3)	$3,564.1	$1,239.2	$94.4	$94.4	$91.4	$91.4
Capital expenditures	115.5	107.9	121.5	18.5	31.8	134.8
EBITDA(4)	(51.9)	485.5	848.5	207.7	153.3	794.1
Adjusted EBITDA(5)	344.5	657.4	933.9	235.6	230.1	928.4
Pro Forma Adjusted EBITDA(6)						941.9
Net Debt (as adjusted), as of the last day of the period(7)						$3,833.9
Ratio of Net Debt (as adjusted) to Pro Forma Adjusted EBITDA(8)						4.1

	September 30,		December 31,
(in millions)	2015	2016	2016
Balance Sheet Data:
Cash and cash equivalents	$841.4	$1,143.6	$869.1
Working capital, excluding cash and cash equivalents, restricted cash and current portion of long-term debt	317.6	303.2	434.4
Total assets	9,163.9	9,360.6	9,187.8
Long-term debt, including current portion(9)	4,470.9	4,563.5	4,561.3
Other non-current liabilities	290.2	440.3	302.6
Total equity	2,976.0	3,008.6	2,984.0

(1)
For information about the impairment of goodwill and other intangible assets, see “Critical Accounting Policies and Estimates” and Notes 2 and 6 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2016 filed with the SEC on November 18, 2016 and incorporated by reference in this offering memorandum.

(2)
Post has incurred indebtedness with a book value as of December 31, 2016 totaling $4,561.3 million. See Note 14 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2016 contained in our Annual Report on Form 10-K filed on November 18, 2016, for the fiscal year ended September 30, 2016, and Note 14 in “Notes to Condensed Consolidated Financial Statements (Unaudited)” contained in Post’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, each as filed with the SEC and incorporated by reference in this offering memorandum, for further discussion of long-term debt.

(3)
In January 2014, Post completed the acquisition of Dakota Growers. In February 2014, Post completed its acquisitions of Golden Boy and Dymatize, and in June 2014, Post completed its acquisition of Michael Foods. In July 2014, Post advanced funds for the acquisition of the PowerBar and Musashi branded premium bars, powders and gel products from Nestlé S.A., which acquisition was completed on October 1, 2014, and in November 2014, Post completed its acquisition of American Blanching Company. In May 2015, Post completed its acquisition of MOM Brands. In October 2015, Post completed its acquisition of WEF, and in October 2016, Post completed its acquisition of NPE. The amount included in cash paid or advanced for business acquisitions, net of cash acquired reflects the cash consideration paid or advanced for these businesses less any cash acquired in the transactions. See Note 5 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, contained in our Annual Report on Form 10-K filed on November 18, 2016, for the fiscal year ended September 30, 2016, and Note 4 in “Notes to Condensed Consolidated Financial Statements (Unaudited)” contained in Post’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, each as filed with the SEC and incorporated by reference in this offering memorandum, for further discussion of business combinations.

(4)
As used herein, “EBITDA” represents operating profit plus depreciation and amortization. We present EBITDA because we consider it to be an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We believe issuers of “high yield” securities also present EBITDA because investors, analysts and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. We believe EBITDA (which, as derived from operating profit, has not been reduced by interest expense, loss on extinguishment of debt, other non-operating expenses or provision for taxes), is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up. Depreciation and amortization are non-cash charges.

The indentures governing our senior notes use EBITDA (with additional adjustments similar to those discussed in note (6) below regarding our calculation of “Adjusted EBITDA”) to measure our compliance with covenants such as interest coverage and leverage. Our management also believes EBITDA is an acceptable indicator of our ability to incur and service debt and make capital expenditures. We believe that EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.
EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative benchmark measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.
The following table reconciles EBITDA to operating profit for the periods indicated:

	Year Ended September 30,			Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2014	2015	2016	2015	2016	2016
Operating (loss) profit	$(207.7)	$212.7	$545.7	$132.9	$76.2	$489.0
Depreciation and amortization	155.8	272.8	302.8	74.8	77.1	305.1
EBITDA	$(51.9)	$485.5	$848.5	$207.7	$153.3	$794.1

(5)
We present Adjusted EBITDA as a further supplemental measure of our operating performance and ability to service debt. We prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items that are non-cash items, unusual items which we do not expect to recur or continue at the same level or other items which we do not believe to be reflective of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA, including the fact that we may calculate Adjusted EBITDA differently than other companies in our industry. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

The following table reconciles EBITDA to Adjusted EBITDA for the periods indicated:

	Year Ended September 30,			Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2014	2015	2016	2015	2016	2016
EBITDA	$(51.9)	$485.5	$848.5	$207.7	$153.3	$794.1
Non-cash stock-based compensation(a)	14.5	22.7	17.2	3.5	4.9	18.6
Intangible asset impairment(b)	295.6	60.8	—	—	—	—
Mark-to-market adjustments for commodity hedges(c)	9.8	(4.1)	(0.9)	5.2	(3.4)	(9.5)
Losses on hedge of purchase price of acquisitions(d)	13.1	—	—	—	—	—
Spin-off costs/post spin-off costs(e)	2.6	0.6	—	—	—	—
Inventory revaluation adjustment on acquired businesses(f)	26.1	20.2	1.1	1.1	—	—
Restructuring and plant closure costs(g)	5.6	25.6	6.3	4.5	0.2	2.0
Transaction costs(h)	27.7	12.9	1.2	1.0	0.1	0.3
Integration costs(i)	5.3	15.7	19.3	7.9	0.5	11.9
Provision for legal settlement(j)	(2.0)	—	34.0	—	74.5	108.5
Assets held for sale(k)	5.4	34.2	9.3	4.0	(0.2)	5.1
Gain on sale of business/plant(l)	—	(7.0)	(2.0)	—	—	(2.0)
Gain on change in fair value of acquisition earn-out(m)	(4.7)	(0.7)	—	—	—	—
Gain from insurance proceeds(n)	(3.4)	(6.1)	—	—	—	—
Foreign currency (gain) loss on intercompany loans(o)	0.8	6.8	(0.1)	0.7	0.2	(0.6)
Purchase price adjustment(p)	—	(9.7)	—	—	—	—
Adjusted EBITDA	$344.5	$657.4	$933.9	$235.6	$230.1	$928.4

(a)	Represents non-cash expenses related to stock-based compensation.

(b)
For information about these expenses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” and Notes 2 and 6 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2016 contained in our Annual Report on Form 10-K filed with the SEC on November 18, 2016 and incorporated by reference in this offering memorandum.

(c)
Represents a non-cash expense for mark-to-market adjustments on economic hedges for commodities. For more information, see Note 12 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2016 contained in our Annual Report on Form 8-K filed with the SEC on November 18, 2016 and Note 11 in “Notes to Condensed Consolidated Financial Statements (unaudited)” contained in Post’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, each as filed with the SEC and incorporated by reference in this offering memorandum.

(d)
On December 7, 2013, Post entered into a share purchase agreement to acquire Golden Boy Foods Ltd. for a purchase price of 320 million Canadian dollars. From that date through January 31, 2014, Post began to accumulate Canadian dollars in preparation for closing the transaction on February 1, 2014. In addition, Post entered into a financial instrument as an economic hedge against fluctuations in the foreign currency exchange rate of the Canadian dollar against the U.S. dollar. In aggregate, Post incurred a loss of $13.1 million during the year ended September 30, 2014 on the Canadian dollars accumulated and the economic hedge.

(e)	Represents certain expenses incurred to effect the separation of Post from Ralcorp and to support Post’s transition into a separate stand-alone entity.

(f)	Represents the profit impact of inventory basis step-up related to business combinations.

(g)
Represents certain plant closure related expenses associated with the closures of the Modesto, California, Boise, Idaho and Farmers Branch, Texas manufacturing facilities and the Parsippany, New Jersey office as part of cost savings efforts. See Note 4 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, contained in our Annual Report on Form 10-K filed on November 18, 2016, for the fiscal year ended September 30, 2016 and Note 3 of “Notes to Condensed Consolidated Financial Statements (Unaudited)” in Post’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, each as filed with the SEC and incorporated by reference in this offering memorandum, for further discussion of restructuring expenses.

(h)	Represents expenses related to professional service fees and other related costs associated with the signed and closed business combinations and business divestitures.

(i)	Represents costs incurred to integrate acquired or to be acquired businesses.

(j)
Represents gains and losses recorded to recognize a receivable or liability associated with an anticipated resolution of certain ongoing litigation of the Company. These gains and losses primarily relate to settlement agreements entered into by Michael Foods, Inc. in late 2016 and early 2017 to settle certain class claims asserted by some of the plaintiffs in class action lawsuits filed against Michael Foods, Inc. in late 2008 and early 2009. See Note 15 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, contained in our Annual Report on Form 10-K filed on November 18, 2016, for the fiscal year ended September 30, 2016 and Note 13 of “Notes to Condensed Consolidated Financial Statements (Unaudited)” in Post’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, each as filed with the SEC and incorporated by reference in this offering memorandum, for further discussion of legal settlement costs.

(k)
Represents non-cash impairment losses recorded to adjust the carrying value of fixed assets and businesses classified as held for sale. For more information, see Note 4 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2016 contained in our Annual Report on Form 10-K filed with the SEC on November 18, 2016 and Note 3 in “Notes to Condensed Consolidated Financial Statements (unaudited)” contained in Post’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, each as filed with the SEC and incorporated by reference in this offering memorandum.

(l)	Represents gains recorded on divestitures of the Boise, Idaho plant and the Michael Foods Canada Ltd. business.

(m)	Represents non-cash gains recorded to adjust the carrying value of the contingent earn-out payment related to the Dymatize acquisition.

(n)	Represents insurance proceeds received in excess of the carrying value of damaged assets.

(o)	Represents non-cash foreign currency losses on intercompany loans and related interest denominated in currencies other than the functional currency of the respective legal entity.

(p)	Represents an adjustment to the purchase price of an acquisition in excess of one year beyond the acquisition date.

(6)
We present Pro Forma Adjusted EBITDA as a further supplemental measure of our operating performance and ability to service debt. We prepare Pro Forma Adjusted EBITDA by further adjusting Adjusted EBITDA to give effect to our recent acquisition of NPE, which was completed effective October 3, 2016. Our results for the 12 month period ended December 31, 2016 include three months of financial results attributable to NPE. The Pro Forma Adjusted EBITDA for the 12 month period ended December 31, 2016 includes management’s estimate of the pre-acquisition Adjusted EBITDA of NPE for the period January 1, 2016 through October 2, 2016. Management’s estimate of the pre-acquisition Adjusted EBITDA of NPE, and the other financial data for NPE presented in this offering memorandum, are based on the financial statements that were prepared by NPE’s prior management and do not include any contributions from synergies or cost savings that our management expects to achieve in the future. These financial statements have not been audited or reviewed by our independent registered public accounting firm or any other accounting firm. Investors should be aware that Adjusted EBITDA for NPE may not be entirely comparable to our measure of Adjusted EBITDA. Pro Forma Adjusted EBITDA has not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information. Pro Forma Adjusted EBITDA and the related ratios are presented for information purposes only and do not purport to represent what our actual financial position or results or operations would have been if the acquisition of NPE had been completed as of an earlier date or that may be achieved in the future.

The following table reconciles Adjusted EBITDA to Pro Forma Adjusted EBITDA for the period indicated:

(in millions)	Twelve Months Ended December 31, 2016
Adjusted EBITDA	$928.4
NPE Adjusted EBITDA (a)	13.5
Pro Forma Adjusted EBITDA	$941.9

(a)
Adjustment gives effect to the acquisition of NPE, which was consummated effective October 3, 2016, as if such acquisition had occurred on January 1, 2016, by including management’s estimate of the Adjusted EBITDA of NPE for the period from January 1, 2016 through October 2, 2016. This estimate does not include any contributions from synergies or cost savings management expects to achieve in the future. The following is a reconciliation of earnings before income taxes to Adjusted EBITDA for NPE (amounts in millions):

January 1, 2016 to October 2, 2016
Earnings before income taxes	$6.3
Depreciation and amortization	2.1
Transaction Costs	5.1
Adjusted EBITDA	$13.5

(7)
We present Net Debt (as adjusted) as a further supplemental measure of financial position. Net Debt (as adjusted after giving effect to the transaction as described below) is defined as (a) the aggregate principal amount of our long term debt of $5,089.0 million less (b) cash and cash equivalents of $1,255.1 million, in each case after giving effect to the issuance of the notes offered hereby and the use of proceeds of this offering, plus, to the extent necessary, cash on hand, to fund the redemption by us of $133.0 million in aggregate principal amount of our 7.375% notes and $875.0 million in aggregate principal amount of our 6.75% notes, at the applicable redemption price (plus the costs, fees and expenses incurred in connection therewith), as if this offering and the use of proceeds to consummate the prospective redemptions as described above had occurred on December 31, 2016 and, in the case of cash and cash equivalents, also giving effect to estimated costs, fees and expenses with respect to such transactions.

(8)
We present Ratio of Net Debt (as adjusted) to Pro Forma Adjusted EBITDA as a further supplemental measure of financial position. Ratio of Net Debt (as adjusted) to Pro Forma Adjusted EBITDA represents the ratio of our Net Debt (as adjusted) as of December 31, 2016 (calculated as described above in note (7)) to our Pro Forma Adjusted EBITDA for the 12 months ended December 31, 2016 (calculated as described in note (6)).

(9)
Includes debt issuance costs, net and unamortized premiums, net of unamortized discounts of $(35.7) million at December 31, 2016, $(36.8) million at September 30, 2016 and $(14.3) million at September 30, 2015.